As filed with the Securities and Exchange Commission on June 25, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

______________________________________________

THE JONES GROUP INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	06-0935166 (I.R.S. Employer Identification No.)

1411 Broadway
New York, New York 10018
(212) 642-3860
(Address of Principal Executive Offices)

_______________________________________________________

THE JONES GROUP INC. 2009 LONG TERM INCENTIVE PLAN
(Full title of the plan)

IRA M. DANSKY, ESQ.
Executive Vice President, Secretary and General Counsel
The Jones Group Inc.
1411 Broadway
New York, New York 10018
(Name and address of agent for service)

_____________________

(212) 536-9526
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [X]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, $.01 par value per share	3,250,000 shares	$13.485	$43,826,250	$5,977.90

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional shares of Common Stock that may become issuable under the 2009 Long Term Incentive Plan resulting from stock splits, stock dividends or similar transactions.

(2)	Calculated solely for purposes of this offering under Rule 457(h)(1) and 457(c) under the Securities Act on the basis of $13.485 per share, which represents the average of the high and low sales prices per share of the Common Stock of the Registrant as reported on the New York Stock Exchange on June 24, 2013.

Exhibit Index appears on Page II-4

INCORPORATION OF PREVIOUS REGISTRATION STATEMENT

        This Registration Statement on Form S-8 is being filed by The Jones Group Inc. (the "Registrant") to register 3,250,000 shares of Common Stock of the Registrant, $0.01 par value (the "Common Stock") authorized for issuance under the Registrant's 2009 Long Term Incentive Plan (the "Plan"). The Registrant previously registered an aggregate of 19,123,245 shares of Common Stock authorized for issuance under the Plan pursuant to the Registrant's Form S-8, Registration No. 333-159575 (the "2009 Registration Statement"), which was filed with the Securities and Exchange Commission on May 29, 2009. Pursuant to General Instruction E to Form S-8, the contents of the 2009 Registration Statement are hereby incorporated in this Registration Statement by reference.

PART II

ITEM 8.    EXHIBITS.

See Exhibit Index at page II-4.

[Signature Page follows]

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 25, 2013.

THE JONES GROUP INC. By: /s/ Wesley R. Card Name: Wesley R. Card Title: Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wesley R. Card, John T. McClain and Ira M. Dansky, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might and could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Wesley R. Card Wesley R. Card	Chief Executive Officer and Director (Principal Executive Officer)	June 25, 2013
/s/ John T. McClain John T. McClain	Chief Financial Officer (Principal Financial Officer)	June 25, 2013
/s/ Christopher R. Cade Christopher R. Cade	Executive Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	June 25, 2013

/s/ Sidney Kimmel Sidney Kimmel	Director	June 25, 2013
/s/ Matthew H. Kamens Matthew H. Kamens	Director	June 25, 2013
/s/ Gerald C. Crotty Gerald C. Crotty	Director	June 25, 2013
/s/ Lowell W. Robinson Lowell W. Robinson	Director	June 25, 2013
/s/ Margaret H. Georgiadis Margaret H. Georgiadis	Director	June 25, 2013
/s/ Robert L. Mettler Robert L. Mettler	Director	June 25, 2013
/s/ John D. Demsey John D. Demsey	Director	June 25, 2013
/s/ Jeffrey D. Nuechterlein Jeffrey D. Nuechterlein	Director	June 25, 2013
/s/ Ann Marie C. Wilkins Ann Marie C. Wilkins	Director	June 25, 2013
/s/ James A. Mitarotonda James A. Mitarotonda	Director	June 25, 2013

EXHIBIT INDEX

Exhibit Number	Description
5.1*	Opinion of Ira M. Dansky, General Counsel of The Jones Group Inc., regarding the legality of the securities being registered.
23.1	Consent of Ira M. Dansky, Esq. (included as part of Exhibit 5.1 to this Registration Statement).
23.2*	Consent of BDO USA, LLP.
24.1	Power of Attorney (included on the signature page of this Registration Statement).
99.1	2009 Long Term Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 of the Registrant's Current Report on Form 8-K dated June 14, 2013).

________________
*Filed herewith

II-4